                  	UNITED STATES BANKRUPTCY COURT
	                   WESTERN DISTRICT OF MISSOURI
	                         SOUTHERN DIVISION


In re	                             	)
		                                  )
INTERNATIONAL TOURIST ENTERTAINMENT	)     Case No. 96-60122-S-11
CORPORATION a/k/a ITEC ATTRACTIONS	 )
d/b/a IMAX THEATER,		               )
	                   Debtor.	        )     Chapter 11


            	DEBTOR'S SECOND AMENDED PLAN OF REORGANIZATION
                        	DATED DECEMBER 18, 1996
        	INTERNATIONAL TOURIST ENTERTAINMENT CORPORATION ("Debtor" or "DIP"), the Debtor and Debtor-in-possession in the above-captioned bankruptcy case, hereby submits to the Court and creditors of the Debtor's estate, the following Second Amended Plan of Reorganization (the "Plan"), pursuant to Section 1121(a) of the Bankruptcy Code, 11 U.S.C. 101 et seq.
	RESPECTFULLY SUBMITTED this 18th day of December, 1996.


			                                   /s/ Thomas Carlson
                                   			------------------------------
                                     	Thomas Carlson, MO Bar 28843
                                   			Attorney for Debtor
                                   			PO Box 50280
                                   			Springfield MO 65805
                                   			Telephone: 417/864-7772
                                   			Telecopier: 417/864-7894

                            TABLE OF CONTENTS

1.	INTRODUCTION TO THE DEBTOR AND PLAN	                                    4
	1.1	The Debtor and Overview of Proposed Plan	                             4
	1.2	Review Debtor's Disclosure Statement	                                 4
2.	DEFINITIONS	                                                            4
3.	CLASSIFICATION OF CLAIMS AND INTERESTS	                                 8
	3.1	Class 1: Super-Priority Claim of Dynatronics 	                        9
	3.2	Class 2: Administrative Claims	                                       9
	3.3	Class 3: Real Property Tax Claims Relating to the Branson Property	   9
	3.4	Class 4: Pre-Petition Tax Claims	                                     9
	3.5	Class 5: Boatmens Banks Secured Claim	                                9
	3.6	Class 6: Nova Scotia Banks Secured Claim	                             9
	3.7	Class 7: Great Southern Savings Bank Secured Claim	                   9
	3.8	Class 8: General Unsecured Claims Taking Cash and Stock	              9
	3.9	Class 9: Unsecured Claims Electing to Take Only Cash	                 9
	3.10	Class 10: Debenture Holders Receiving Both Cash and Stock	           9
	3.11	Class 11: Debenture Holders Electing to Take Mostly Cash	           10
	3.12	Class 12: Holders of Common Stock 	                                 10
	3.13	Class 13: Holders of Preferred Stock of the Debtor	                 10
4.	IMPAIRMENT OF CLASSES	                                                 10
5.	TREATMENT OF CLASSES OF CLAIMS AND
	INTERESTS IMPAIRED UNDER THE PLAN	                                       10
	5.1	Treatment of Class 1 	                                               10
	5.2	Treatment of Class 2 	                                               10
	5.3	Treatment of Class 3 	                                               10
	5.4	Treatment of Class 4 	                                               10
	5.5	Treatment of Class 5 	                                               10
	5.6	Treatment of Class 6 	                                               10
	5.7	Treatment of Class 7 	                                               11
	5.8	Treatment of Class 8 	                                               11
	5.9	Treatment of Class 9 	                                               11
	5.10	Treatment of Class 10 	                                             11
	5.11	Treatment of Class 11 	                                             11
	5.12	Treatment of Class 12 	                                             11
	5.13	Treatment of Class 13 	                                             11
6.	MEANS FOR EXECUTION OF THE PLAN	                                       12
	6.1	Plan Sponsor	                                                        12
	6.2	Injection of Funds                                                   12
	6.3	Contingencies	                                                       12
	6.4	Source and use of funds	                                             12
	6.5	Capitalization after second offering is completed	                   13
	6.6	Acceleration	                                                        13
	6.7	Disposition of Unclaimed Funds	                                      13
7.	RETENTION AND ENFORCEMENT OF CLAIMS	                                   14
8.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	                              14
9.	OBJECTIONS TO AND ESTIMATIONS OF CLAIMS	                               14
	9.1	Objections and Bar Date for Filing Objections	                       14
	9.2	Settlement of Claims	                                                14
	9.3	Estimation of Claims	                                                14
10.	ACCEPTANCE OR REJECTION OF THIS PLAN;
	EFFECT OF REJECTION BY ONE OR MORE
	IMPAIRED CLASSES OF CLAIMS OR INTERESTS 	                                15
	10.1	Each Impaired Class or Interests Entitled to Vote Separately 	      15
	10.2	Acceptance By a Class of Claims or Interests	                       15

	10.3	Confirmation Notwithstanding Rejection By a Class and Request
      to Apply Section 		1129(b)	                                         15
11.	NONALLOWANCE OF PENALTIES, DEFAULTS, AND FINES	                       15
12.	REVESTING	                                                            16
13.	RETENTION OF JURISDICTION	                                            16
14.	GENERAL PROVISIONS 	                                                  16

                                1.
                	INTRODUCTION TO THE DEBTOR AND PLAN
                 -----------------------------------

1.1	The Debtor and Overview of Proposed Plan
    ----------------------------------------
	On January 25, 1996, the Debtor filed its voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.  The Debtor is
primarily engaged in the business of operating a retail shopping center and
IMAX theater in Branson, Missouri and producing theme films for presentation in IMAX theaters.  The Debtor is currently operating as a
debtor-in-possession pursuant to 11 U.S.C. Sections 1107 and 1108.
	In December of 1996, the Debtor with the approval of the Official Unsecured
Creditors' Committee entered into an agreement with Paul Bluto, one of the debtor's Board members, to fund this plan.  Consummation of this agreement is contingent upon confirmation of the plan.
	The plan offers creditors either a cash payout or a combination of cash and stock in the debtor and it offers the existing shareholders of the company a continuing but greatly reduced ownership in the company.

1.2	Review Debtor's Disclosure Statement
    ------------------------------------
	ALL CREDITORS AND EQUITY INTEREST HOLDERS SOLICITED TO VOTE ARE ENCOURAGED TO CONSULT THE DISCLOSURE STATEMENT BEFORE
VOTING TO ACCEPT OR REJECT THE PLAN.  AMONG OTHER INFORMATION,
THE DISCLOSURE STATEMENT CONTAINS A COMPLETE DESCRIPTION OF
THE DEBTOR, THE HISTORICAL BACKGROUND OF THE DEBTOR'S
OPERATIONS, THE CHAPTER 11 CASE, AND THE PRE-PETITION OPERATIONS, THE PROJECTIONS GERMANE TO THE PLAN AND THE POST-CONFIRMATION OPERATIONS OF THE DEBTOR AND THE REORGANIZED DEBTOR, AND A
SUMMARY AND ANALYSIS OF THE PLAN.  NO SOLICITATION MATERIALS,
OTHER THAN THE DISCLOSURE STATEMENT AND THE RELATED
MATERIALS TRANSMITTED THEREWITH, HAVE BEEN APPROVED BY THE BANKRUPTCY COURT OR BY THE BANKRUPTCY CODE FOR USE IN
SOLICITING ACCEPTANCES OR REJECTIONS OF THE PLAN.

        		                      2.
	             DEFINITIONS and IDENTITIES OF PARTIES
              -------------------------------------
	For the purposes of the Plan, the following terms will have the meanings set forth below:
	  2.1	Administrative Claim:  means any claim for payment of any cost or expense for administration of the Debtor's estate in the above-captioned case entitled to priority in accordance with 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any action and necessary expenses of preserving the Debtor's estate and
operating the Debtor's business from and after the Petition Date, including Claims of employees, trade vendors, taxing authorities and parties with assumed executory contracts, incurred during these proceedings (other than such Claims or portions thereof that, by their express terms, are not due or payable by the Effective Date), (b) all allowances of compensation and reimbursement for professionals approved by the Court in accordance with the Bankruptcy Code, (c) any fees or charges assessed against Debtor's estate under 28 U.S.C. 1930, and
(d) any and all fees required to be paid by the Debtor to the U.S.
Trustee.
	  2.2	Allowance Date:  means the date an Order of the Court allowing a Claim in this Case has become final and nonappealable and no appeal therefrom is pending.
	  2.3	Allowed Amount:  means the amount of any Allowed Claim.
	  2.4	Allowed Claim:  means a Claim against the Debtor (a) with respect to which a proof of claim has been filed with the Court within the period of limitations, fixed by Bankruptcy Rule 3001 or by Order of the Court, or (b) which is scheduled in the list of creditors prepared by the
Debtor and filed with the Court pursuant to Bankruptcy Rule
1007(b) and which is not listed as disputed, contingent or unliquidated as to amount.  In either case, the Claim is allowed only if no objection to the allowance of the Claim, either as identified in a Proof of Claim or as scheduled by the Debtor, has been raised within any
applicable period of limitation fixed by Bankruptcy Rule 3001 or Order of the Court or, when any such objection has been filed, the objection to the allowance of the Claim has been overruled by a Final Order or the Claim has been otherwise allowed by Final Order.
	  2.5	Allowed Interest:  means an Interest in the Debtor to the extent that it is listed as such in the records of the Debtor at the time of Confirmation.
	  2.6	Allowed Secured Claim:  means an Allowed Claim to the extent of the value of the Collateral securing the Claim.  If the Allowed Claim exceeds the value of the Collateral,
that excess is an Unsecured Claim.
	  2.7	Ballot:  means the ballot for accepting or rejecting the Plan which will be distributed to the Creditors holding the Claims in the classes of Claims which are impaired under the Plan and entitled to vote on the Plan.
	  2.8	Ballot Date:  means the date set by the Court as the last day for timely submission of a ballot accepting or rejecting the Plan.
	  2.9	Bankruptcy Code or the Code:  means Title I of the Bankruptcy
Reform Act of 1978, Pub.L.95-598, codified as Title 11 of the United
States Code as amended.
	  2.10	Bankruptcy Court or Court:  means the United States Bankruptcy
Court for the Western District of Missouri, including the United States Bankruptcy Judge sitting in this particular Case.
	  2.11	Bankruptcy Estate or the Estate:  means the estate created
pursuant to 11 U.S.C. 541 by the filing of the Debtor's bankruptcy petition under 11 U.S.C. 301.
	  2.12	Bankruptcy Rules:  means the rules of procedure applicable to cases or proceedings pending before this Court, now existing or as hereinafter modified or amended.

	  2.13	Bar Date:  means the last day for filing of Claims pursuant to the Court's order.  The order and notice of time within which to file proofs of claim and for hearing on the Disclosure Statement shall be given to all Creditors and other parties in interest in these proceedings within the guidelines set by this Court and the Bankruptcy Rules.
	  2.14	Boatmen's Bank:  means Boatmen's Bank of Southern Missouri which asserts a claim against the Debtor secured by a lien on the Ground Lease and Branson Property.
	  2.15	Branson Property:  means that certain Ozarks Discovery IMAX
Theater and Mall located in Branson, Missouri, including the Debtor's interests in the Ground Lease covering the real property and any and all improvements thereon.
	  2.16	Business Day:  means any day on which the Court is open and
performs its ordinary business and affairs.
	  2.17	Cash:  means cash, cash equivalent, negotiable instruments, and other readily marketable securities or instruments, including, without limitation, direct obligations of the United States of America, certificates of deposit issued by banks, and commercial paper of any entity, including interest earned or accrued thereon.
	  2.18	Case:  means this Chapter 11 case commenced by the filing with the Court by the Debtor of a voluntary petition for relief under
Chapter 11 of the Code.
	  2.19	Claim:  is used herein as defined in 101(5) of the Code.
	  2.20	Claimant:  means the holder of a Claim.
	  2.21	Class:  means any claim holder, interest holder, or group of holders of Claims or Interests as specified in Article III of the Plan.
	  2.22	Collateral:  means property in which the Debtor has an interest and that secures, in whole or in part, the payment of a Claim.
	  2.23	Condominium:  means that certain condominium owned by the
Debtor and located generally at the Woodlands Condominium development,
Branson, Missouri used by the Debtor's employees, officers and directors when staying in Branson for business purposes.
	  2.24	Confirmation or Confirmation Order:  means the Court's Order, whether in open Court or otherwise, providing that the Debtor's Plan is confirmed by the Court.
	  2.25	Confirmation Date:  means the date on which the Order confirming the Plan becomes a Final Order.
	  2.26	Confirmation Hearing:  means the hearing regarding confirmation of the Plan conducted pursuant to Bankruptcy Code 1128, as adjourned or continued from time to time.
	  2.27	Contested Claim:  means any Claim that has been scheduled or recorded by the Debtor as contingent, unliquidated, or disputed, or with respect to which an objection has been interposed in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Plan or any Order of the Court, or which arises from the rejection by the Debtor of an executory contract or unexpired lease pursuant to the Plan.

	  2.28	Creditor:  means every holder of a Claim (whether or not such
Claim is an Allowed Claim) encompassed within the statutory definition set forth in 101(10) of the Code.
	  2.29	Debtor:  means International Tourist Entertainment Corporation, a
U.S. Virgin Islands corporation, and/or the Debtor-in-Possession of such entity, as the appropriate context requires.
	  2.30	Debtor-in-Possession:  means the Debtor, when exercising its rights, powers and duties under 1107(a) and other applicable provisions of the Code.
	  2.31	Disclosure Statement:  means the Disclosure Statement approved by the Court pursuant to Code 1125.
	  2.32	Disputed Claim:  means each and every Claim which is not an
Allowed Claim.
	  2.33	Effective Date:  means the first Business Day occurring at
least sixty (60) days after Confirmation.  Where, under this Plan, the
Debtor's performance is due on the Effective Date, the following exceptions shall apply to such requirement:
			  2.33.1 Where any provision of either the Plan or the Code requires performance from the Debtor earlier than the Effective Date, such provisions requiring earlier performance shall be controlling;
			  2.33.2 Where provisions of the Code, the contractual provisions of
Allowed Claims treated in the Plan, or provisions of the Plan permit the
Debtor to perform later than the Effective Date, the Debtor will be permitted to perform its obligations at such later date;
			  2.33.3 Where any provision of the Plan requires performance on or before the Effective Date with respect to a Claim that is not an Allowed
Claim as of the Effective Date, then the Effective Date will be deemed to occur with respect to any such Claim that subsequently becomes an
Allowed Claim on the first Business Day occurring at least 30 days after such Claim becomes an Allowed Claim; and
			  2.33.4 In all events, the Debtor will have the right, but not the obligation, to render any performance under the Plan prior to the
Effective Date, if the Debtor, in its sole business judgment, deems it appropriate to do so, and so long as the Debtor does not thereby violate any provisions of the Code.
	  2.34	Executory Contract:  means each and every unexpired lease and other contract which is subject to being assumed or rejected pursuant to Bankruptcy Code 365.
	  2.35	Final Order:  means an order or judgment of the Court, or of any other court exercising jurisdiction over the Case or any part thereof, which order or judgment has not been reversed on appeal, the operation or effect of which order or judgment has not been stayed, and as to which order or judgment the time for appeal or to seek review or rehearing has expired without an appeal, petition for review, or motion for rehearing being
filed; or if an appeal, petition for review, or motion for rehearing has been filed, the order or judgment has been upheld by the Court adjudicating the petition or motion with no further appeal pending or available.
	  2.36	Financing Orders:  means the orders in which the Court authorized the Debtor to borrow funds (i.e. the Post-Petition Indebtedness) and to grant a super-priority claim and Secured Claim against the Debtor's property for the amount of the Post-Petition Indebtedness.
	  2.37 	Ground Lease:	means that certain Ground Lease Agreement
between Treasure Lake R.V. Resort Camping Club and the Debtor relating to the Branson Property.
	  2.38	Indenture Trustee:  means West One Bank, Utah, as Indenture
Trustee under that certain Indenture dated September 1, 1993 between the
Debtor and the Trustee.
	  2.39	Interest:  means the legal, equitable and contractual rights accruing to a holder of any equity interest in the Debtor.
	  2.40	Nova Scotia Bank: means the Bank of Nova Scotia which asserts a claim against the Debtor secured by a lien on the St. Thomas Property.
	  2.41	Person:  means "person" as defined in Bankruptcy Code 101(41).
	  2.42	Petition Date:  means the filing date of the voluntary Chapter 11 petition commencing the case.  The Petition Date is January 25, 1996.
	  2.43	Plan:  means this Plan of Reorganization, including all exhibits and as it may be amended or modified from time to time hereafter.
	  2.44 	Post-Petition Indebtedness:  means any and all funds loaned to the Debtor pursuant to a Financing Order, including any and all accrued interest, attorney's fees and costs authorized to be included in the
Post-Petition Indebtedness by the Financing Order.
	  2.45	Priority Claim:  means a Claim entitled to priority pursuant to Code 507(a)(2)-(a)(7).
	  2.46	Proponent:  means the Debtor.
	  2.47	Pro Rata:  means proportionally or according to a certain rate percentage or proportion based upon the whole of any Allowed Claim in any given Class.
	  2.48	St. Thomas Property:  means that certain 2.5 acre site on the island of St. Thomas, U.S. Virgin Islands which the Debtor planned to use for its second giant screen theater complex.
	  2.49 	Secured Claim:  means an Allowed Claim that is a secured claim, as that term is defined in 506 of the Code.
	  2.50	Tax Claim:  means a Claim against the Debtor under 507(a)(8)
of the Code.
	  2.51	Theme Film:  means that certain theme film entitled "Ozarks:
Legacy and Legend" produced by the Debtor.
	  2.52	Underwriting Agreement:  means agreement by Paul Bluto to
underwrite the cash requirements of the plan.

	  2.53	Unsecured Claim:  means a Claim that is not a Secured Claim, a Tax
Claim, an Administrative Claim, or a Priority Claim and for which such Claim no collateral in which the Estate has an interest is held.

	                               3.
            	CLASSIFICATION OF CLAIMS AND INTERESTS
             --------------------------------------
	All Claims against, and Interests in, the Debtor are classified under the Plan as stated in this Article 3.
	  3.1	Class 1:  Super-Priority Claim of Dynatronics.  Class 1 consists of the super-priority and secured claim of Dynatronics for certain post-petition funds extended to the Debtor pursuant to the Financing Order.
	  3.2	Class 2:  Administrative Claims.  Class 2 consists of all Allowed
Claims within the meaning of 507(a)(1) of the Bankruptcy Code, which includes all Administrative Claims.
	  3.3	Class 3:  Real Property Tax Claims Relating to the Branson Property.
Class 3 consists of all Allowed Claims of any and all taxing authorities secured by the Branson Property.
   3.4	Class 4:  Pre-Petition Tax Claims.  Class 4 consists of all
Allowed Claims within the meaning of 507(a)(8) (except those provided for in Class 3) of the Bankruptcy Code, which includes real property taxes relating to any real property other than the
Branson Property, sales taxes, employment taxes, withholding taxes, and excise taxes, if any.
	  3.5	Class 5:  Boatmen's Bank's Secured Claim.  Class 5 consists of
Boatmen's Bank's Allowed Secured Claim, secured by a lien on the
Debtor's Leasehold interest in the Branson Property, the Debtor's interests in the leases and sub-leases relating to the Branson
Property, certain furnitures, fixtures and equipment at the IMAX facility, and all improvements in and to the Branson Property.
	  3.6	Class 6:  Nova Scotia Bank's Secured Claim.  Class 6 consists of
Nova Scotia Bank's Allowed Secured Claim secured by a lien on the
St. Thomas Property.
	  3.7	Class 7:    Great Southern Savings Bank Secured Claim .  Class 7
consists of Great Southerns Allowed Secured Claim secured by a lien on the Debtor's Condominium.
	  3.8	Class 8:  General Unsecured Claims Taking Cash and Stock.  Class 8
consists of all Allowed Unsecured Claims, including the claims of
Dynatronics, Vic Pickett, and Vineyard Productions which previously were claiming a security interest in the master negative to the Theme Film.
	  3.9	Class 9:  Unsecured Claims Electing to Take Only Cash.  Class 9
consists of Unsecured Creditors who elect on their ballots to take only cash.
	  3.10	Class 10:  Debenture Holders Receiving Both Cash and Stock.
Class 10 consists of all Debenture Holders who do not make an election on their ballots to take twelve and one-half cents on the dollar in cash and one-half share of stock for each $10.00 in debentures.

	  3.11	Class 11:  Debenture Holders Electing to Take Mostly Cash.  Class 11
consists of those Debenture Holders who make an election on their ballots to take twelve and one-half cents on the dollar in cash and one-half share of stock for each $10.00 in debentures.
	  3.12	Class 12:  Holders of Common Stock.  Class 12 consists of all
Allowed Interests of the holders of common stock.
	  3.13	Class 13:  Holders of Preferred Stock of the Debtor.  Class 13
consists of Allowed Interests of holders of preferred stock of the Debtor.

                                4.
                     	IMPAIRMENT OF CLASSES
                      ---------------------
	All Classes of Claims and Interests are impaired, as that term is defined in 11 U.S.C. 1124, under the Plan.

                                 5.
        	TREATMENT OF CLASSES OF CLAIMS IMPAIRED UNDER THE PLAN
         ------------------------------------------------------
	  5.1	Treatment of Class 1 Super-Priority and Secured Claim of
Dynatronics.  This claim for $100,000.00 represents a post-petition loan made by Dynatronics to assist the debtor to meet short term cash flow needs.  If it is not paid before confirmation, it will be paid in full on or before the effective date of the plan.
	  5.2	Treatment of Class 2 Administrative Claims.  Every Creditor
holding a Class 2 Administrative Claim shall be paid from the Debtor's cash-on-hand either (a) in full and in cash on the Effective Date if the Claim is an Allowed Claim; (b) in full and in cash (including any interest allowed by the Bankruptcy Court) when and if the Claim becomes an Allowed Claim after the Effective Date; or (c) as otherwise agreed in writing by the Creditor holding the Allowed Claim or ordered by the
Bankruptcy Court.
	  5.3	Treatment of Class 3 Real Property Tax Claims Relating to
the Branson Property.
	All Class 3 Real Property Tax Claims shall be paid in full on or before the effective date of the plan.
	  5.4	Treatment of Class 4 Pre-Petition Tax Claims.
	All Class 4 Pre-Petition Tax Claims shall be paid the full Allowed Amount of any such Claims from the Debtor's Funds. Each holder of a Disputed
Class 4 Priority Tax Claim shall receive Cash in the amount of such Claim that is ultimately Allowed, without interest, as soon as practical after the date on which the order allowing such Claim becomes a Final Order.
	  5.5	Treatment of Class 5 Boatmen's Bank Secured Claim.
 	The Boatmen's Bank Allowed Secured Claim shall be modified as follows:
The debt to Boatmen's shall be amortized over twenty (20) years with a fixed rate of interest of eight percent (8%) on the outstanding balance.
The accrued interest on the debt will be discharged.  Boatmen's will retain its lien on all the assets it had pre-petition.
	  5.6	Treatment of Class 6 Nova Scotia Bank's Secured Claim.

	The St. Thomas property which secures The Nova Scotia Bank's lien shall be surrendered to the bank in full satisfaction of debt unless the bank and the Debtor agree to different treatment.
	  5.7	Treatment of Class 7 Great Southern's Secured Claim.
	The debtor shall continue to pay this debt according to the terms of the original note and deed of trust which are not in default.

	  5.8	Treatment of Class 8 Allowed Unsecured Claims Taking Cash and Stock.
	All holders of Allowed Unsecured Claims other than debenture holders and holders of Allowed Unsecured Claims electing to take only cash shall receive on account of their claim, cash in an amount equal to ten percent
(10%) of their Allowed Unsecured Claim and stock equal to one share of stock for each $10.00 in debt.
	  5.9	Treatment of Class 9 Allowed Unsecured Claims Electing to Take
Only Cash.
	All holders of Allowed Unsecured Claims who make an election on their ballot to take cash and forego the right to receive stock in the company, shall receive twelve and one-half (12-1/2%) of their Allowed Unsecured
Claim in cash thirty (30) days after the effective date of the plan.
	  5.10	Treatment of Class 10 Claims of Debenture Holders Taking Both
Cash and Stock.
	Non-electing debenture holders will receive cash thirty (30) days after the effective date of the plan equal to ten percent (10%) of the amount of their claims and one and one-half (1-1/2) shares of stock in the debtor per each $10.00 in debentures held.
	  5.11	Treatment of Class 11 Claims of Debenture Holders Electing to
Take Mostly Cash.
	Debenture holders who elect on their ballot to do so, will receive cash thirty (30) days after the effective date of the plan equal to twelve and one-half percent (12-1/2%) of their claim plus one-half (1/2) share of stock per each $10.00 in debentures held.
		 5.12			Treatment of Class 12 Common Stockholders.
	All holders of common stock and warrants in the debtor shall have their shares cancelled.  Then they shall receive one share of stock in the new reorganized debtor in exchange and full satisfaction for every ten shares of stock held in the pre-petition debtor.  Where a holder has a fractional interest, his interest will be rounded to the nearest whole share.
	  5.13	Treatment of Class 13 Preferred Stockholders.
	All holders of preferred stock and warrants shall have their shares cancelled.  Then they shall be issued eight-tenths shares (.08) of common stock in the new reorganized debtor in exchange and full satisfaction for every one share of preferred stock they held pre-petition.  Where a holder has a fractional interest, his interest will be rounded to the nearest whole share.

                                 6.
                  	MEANS FOR EXECUTION OF THE PLAN
                   -------------------------------
	6.1	Plan Sponsor.  This plan is underwritten by Paul Bluto who is a member of the ITEC Board of Directors.  Although the plan has the support of the Official Unsecured Creditors Committee, it is referred to as a shareholders plan because the existing shareholders will own ten per cent
(10%) of the stock in the reorganized company.   Mr. Bluto made this
provision for the existing shareholders so that there will be a market for the stock once the company comes out of bankruptcy and is qualified for trading.
	6.2	Injection of Funds.  Within one week after the filing of this plan,
Mr. Bluto will post the sum of $100,000.00 in cash or securities.  These funds will be forfeited if Mr. Bluto fails to perform according to the terms of his proposal.  In the event that a better offer is approved by the Bankruptcy Court, then Mr. Bluto will have the right to request a break up fee equal to the costs which he has incurred.
	6.3	Contingencies.  Mr. Blutos obligation to provide the funds necessary to implement this plan is contingent upon the following requirements set forth in a memorandum to the Debtor.  Those requirements, most of which have been satisfied, include the following:
			-- The satisfactory resolution of the matters affecting the title to the real estate where the facility is located.
			-- Satisfactory resolution of the equipment lease with IMAX over the sound and projection equipment.
			-- Confirmation of the plan as contained herein, specifically as it relates to the treatment of the secured claim of Boatmens Bank.
			-- the acquisition of the master negative to the Theme Film in the possession of Vineyards Productions.
			-- a determination by competent legal counsel that the plan does not violate any applicable securities laws.
			-- Satisfactory agreement between the debtor and its existing management team for an employment contract so as to insure continuity of company operations.
	6.4	Source and use of funds.  The first $600,000.00 which is being put up by Mr. Bluto will be used generally for the following purposes:
    	FUNDING THE PLAN OF REORGANIZATION:
		      BACK REAL ESTATE TAXES	             $ 85,000
      		COURT AND ADMINISTRATIVE COSTS	       50,000
      		POST PETITION PAYMENTS TO IMAX	       50,000
      		PAYMENT TO CREDITORS	                415,000
         			TOTAL FOR PLAN OF REORGANIZATION		            $600,000
                                                          --------
		IN ADDITION TWO LOANS WOULD BE ASSUMED:
			     BOATMEN'S FIRST MORTGAGE ON THE FACILITY	       $3,600,000
     			GREAT SOUTHERN  -  CONDO		                         112,000

	The second $600,000.00 will be used for renovations, improvements and the funding of company operations as set forth below:
	The source of the second $600,000.00 will be from a private stock offering that will occur after the plan is confirmed.  Contingent upon the advice of counsel, it is estimated that the company will offer to qualified parties the opportunity to purchase stock in the company in units of
$20,000.00 each.  Mr. Bluto is underwriting the private placement offering and has agreed to subscribe to any units that are not acquired by other interested parties.  The second $600,000.00 will be used as follows:
   	ADDITIONAL CAPITAL REQUIREMENTS AND OPERATING CAPITAL
		       CAPITAL IMPROVEMENTS		                           $ 30,000
       		FILM PRINT - "OZARKS: LEGACY AND LEGEND"		         25,000
       		OPERATING CAPITAL AND RESERVE (1)		               200,000
       		CONTINGENCY				                                    50,000
       		BUILD OUT OF RESTAURANT		                         170,000
       		PURCHASE OF BEKEMIER DELI & BAKERY		              100,000
          			TOTAL CAPITAL & OPERATING		                  $575,000
  	TOTAL FUNDS REQUIRED TO FUND PLAN AND FOR
	  CAPITAL & OPERATING ($600,000 + $575,000)		          $1,175,000

note 1: The exact amount for paying the unsecured creditors could vary depending on the number who elect to take more cash and less stock. If more cash is needed, it would come out of this reserve.


	6.5	Capitalization after second offering is completed.
     -------------------------------------------------

	ISSUANCE OF STOCK
 -----------------

	First phase new money ($600,000)	           55%
	Second phase new money ($600,000)	          25%
	Unsecured Creditors and
	Debenture holders as a group	                5%
	Existing shareholders		                     10%
	Management
	(divided among 4 people)		                   5%
	6.6	Acceleration.  To the extent the Reorganized Debtor finds it necessary, or desirable, it may seek modification of the Plan to accelerate performance under the Plan.
	6.7	Disposition of Unclaimed Funds.  In the event that a check
distributed to a claimant pursuant to this Plan has not been presented to the issuing bank for payment on or before the 90th day after the date of issuance of the check, then:
		6.71	payment of such check will be ordered stopped;

		6.72	the payee of such check shall be deemed to have forfeited the right to receive that or any future distribution pursuant to this Plan; and
		6.73	the unclaimed funds shall return to the Reorganized Debtor to be used in its sole discretion.

                                   7.
                 	RETENTION AND ENFORCEMENT OF CLAIMS
                  -----------------------------------
	Pursuant to 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce in its discretion any and all claims and causes of action of the Debtor, except those claims expressly waived, relinquished or released in accordance with the Plan. In order to focus on future operations, however, the debtor does not presently intend to bring any claims or causes of action.

                                    8.
                	EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                 ----------------------------------------
	The Debtor shall, and hereby does, assume the Ground Lease and that certain System Lease Agreement dated August 1, 1993 between IMAX
Corporation ("IMAX") and the Debtor relating to, among other things, the Debtor's lease of an IMAX projection system, a sound system and a projection screen from ("IMAX") (the "IMAX Lease"), as modified.
To the extent the Debtor is a party to any other executory contracts or unexpired leases, all such executory contracts and unexpired leases are deemed rejected, unless the Debtor specifically assumes such contracts or leases prior to the Confirmation Date, subject to Court approval.

                                     9.
                  	OBJECTIONS TO AND ESTIMATIONS OF CLAIMS
                   ---------------------------------------
	9.1	Objections and Bar Date for Filing Objections.  As soon as
practicable, but in no event later than sixty (60) days after the Confirmation Date, objections to Claims shall be filed with the Court and served upon the holders of each such Claim to which objections are made pursuant to the Code and the Rules.  Objections filed after such date will be barred.  Primary responsibility for objecting to
Claims shall be with the Debtor.
	9.2	Settlement of Claims.  Settlement of any objection to a Claim not exceeding $5,000.00 shall be permitted on the eleventh (11th)
day after notice of the settlement has been provided to the Debtor, the settling party, and other persons specifically requesting such notice, and if upon such date there is no written objection filed, such settlement shall be deemed approved. In the event of a written objection to the settlement, the settlement must be approved by the
Court on notice to the objecting party.
	9.3	Estimation of Claims.  For purposes of making distributions
provided under the Plan, all Claims objected to shall be estimated by the Debtor in an amount equal to (1) the amount, if any, determined by the Court pursuant to 502(c) of the Code as an estimate for distribution purposes; or (2) that amount set forth in the Debtor's schedules. The estimated amounts will be deposited into a segregated account with a reference to the name of the potential claimant, yet under the exclusive and singular control of the Debtor. Notwithstanding anything here and to the contrary, no distribution shall be made on account of the Claim until such Claim is an Allowed Claim.

                                  10.
                   ACCEPTANCE OR REJECTION OF THIS PLAN;
              	EFFECT OF REJECTION BY ONE OR MORE IMPAIRED
                     	CLASSES OF CLAIMS OR INTERESTS
                      ------------------------------

	10.1	Each Impaired Class or Interests Entitled to Vote Separately.
Each Impaired class of Claims or Interests shall be entitled to have the holders of Claims or Interests therein vote separately to accept or reject this Plan.
	10.2	Acceptance By a Class of Claims or Interests.  Consistent with
Section 1126(c) of the Bankruptcy Code, a class of Claims shall have accepted this Plan if this Plan is accepted by at least two-thirds in dollar amount and more than one-half in number of the
holders of the Allowed Claims of such class that have timely and properly voted to accept or reject this Plan.  Consistent with Section
1126(d) of the Bankruptcy Code, a class of Interests shall have accepted the Plan if it has been accepted by at least two-thirds in amount of the Interests held by holders of such Interests.
	10.3	Confirmation Notwithstanding Rejection By a Class and Request to
Apply Section 1129(b).  The Debtor hereby requests that the Bankruptcy
Court confirm this Plan in accordance with subsections (a) and (b) of
Section 1129 of the Bankruptcy Code notwithstanding the rejection or deemed rejection of this Plan by a class of creditors or interest holders.

                                  11.
            	NONALLOWANCE OF PENALTIES, DEFAULTS, AND FINES
             ----------------------------------------------
	No distribution shall be made under the Plan on account of, and no Allowed Claim, whether secured, unsecured or priority, and no Allowed Administrative Claim shall include any fine, penalty, exemplary or punitive damages, late charges, default interest, or other monetary charge relating or arising from any default or breach by the Debtor and any claim on account thereof shall be deemed disallowed, whether or not an objection is filed to such claim.

                                  	12.
                               	REVESTING
                                ---------
	Except as provided for in the Plan or in the Confirmation Order on the Effective Date, the Reorganized Debtor shall be vested with all the property of the estate free and clear of all Claims, liens, charges, and other interests of creditors, arising prior to the Effective Date. Upon the Effective Date, the Reorganized Debtor shall operate its business free of any and all restrictions.

                                   13.
                       	RETENTION OF JURISDICTION
                        -------------------------
	Notwithstanding Confirmation of this Plan, the Bankruptcy Court shall retain jurisdiction to the fullest extent permitted by law for the following purposes:
			(a)	determination of the allowability of Claims and interests
upon objection to such Claims by the Debtor, the Reorganized Debtor, or any other party-in-interest;
			(b)	determination of requests for payment of Claims entitled to
priority under 507(a)(1) of the Bankruptcy Code, including
compensation of parties entitled, thereto;
			(c)	resolution of controversies and disputes regarding the
interpretation or enforcement of the terms of the Plan, any of the instruments issued under the Plan, or any other documentation evidencing the term of the Plan;
			(d)	implementation of the provisions of the Plan and entry of
orders in aid of the Confirmation and substantial consummation of the
Plan, including with limitation, appropriate orders to protect the
Reorganized Debtor; and,
			(e)	entry of a final decree closing the Debtor's case.

                                  14.
                         	GENERAL PROVISIONS
                          ------------------
	14.1	Payment of Statutory Fees.  All fees payable pursuant to 28
U.S.C. 1930 shall be paid after the Effective Date from the Debtor's Funds.
	14.2	Headings.  The headings in this Plan are for convenience of
reference only and shall not limit or otherwise affect the meaning of the terms herein.

	14.3	Article and Section References.  Unless otherwise specified, all references in this Plan to Sections and Articles are to Sections and
Articles of this Plan.
	14.4	Severability.  Should any provision in this Plan be determined to be unenforceable following the Effective Date, such determination shall in no way limit or affect the enforceability of any and all other provisions of this Plan.
	14.5	Governing Law.  Except to the extent that the Bankruptcy Code or other federal law is applicable, the rights, duties and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Missouri.
	14.6	Successors and Assigns.  The rights, duties and obligations of any Person named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Person.
	14.7	Notices.  Any Notice required or permitted under the Plan shall be in writing and served either by (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, postage prepaid, addressed to the following parties:

	If to the Debtor:			                     If to Paul Bluto:

	Kelvyn H. Cullimore			                   Paul Bluto
	3562 Shepard of the Hills Expwy.	        20311 Paseo Del Prado
	Branson, MO  65616			                    Walnut, CA  91789

	with a copy to Debtor's attorney:

	Thomas J. Carlson
	318 Park Central East, Ste. 601
	Springfield, MO  65806

	If to Attorney for Creditors' Committee:

	Glenn Green
	Lowther, Johnson, Joyner, Lowther
	Cully & Housley, L.L.C.
	901 St. Louis St., 20th Floor
	Springfield, MO  65806

All such notices shall be deemed to be delivered when received.

   	DATED this      18th         day of December, 1996.
					          -----------------

                              						/s/ Thomas Carlson
                         				       ---------------------------
                              						Thomas Carlson, MO Bar 28843
                              						Attorney for the Debtor